EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NEWS RELEASE
PeopleSupport Reports Record Revenues for Third Quarter 2005
LOS ANGELES, CA (October 26, 2005) – PeopleSupport, Inc. (NASDAQ: PSPT), a leading offshore business process outsourcing (BPO) provider that offers customer management, accounts receivable management and back office services from its facilities in the Philippines, today announced financial results for its third quarter ended September 30, 2005.
•	PeopleSupport reported record revenues of $16.3 million for the third quarter of 2005, an increase of 37% over the third quarter of 2004 and 11% over the second quarter of 2005.

•	Net income for the third quarter of 2005 was $5.5 million or $0.29 per diluted share, as compared with net income of $1.9 million or $0.14 per diluted share for the third quarter of 2004.

•	Net income for the third quarter of 2005 included a charge of $0.3 million for management incentive plan (MIP) payments and non-cash, pre-IPO stock-based compensation charges. The company also recorded a $2.6 million net income tax benefit in the third quarter of 2005 associated with deferred tax valuation adjustments during the period. The net impact of these charges and the tax credit was a $0.12 increase to our diluted earnings per share. Excluding these charges and tax credit, net income would have been $3.2 million or diluted earnings per share of $0.17 based on 18.9 million weighted average shares outstanding. The third quarter of 2004 included charges of $0.5 million for non-cash, pre-IPO stock-based compensation charges, and excluding these charges, net income would have been $2.4 million or $0.18 per diluted share based on 13.6 million weighted average shares outstanding.

•	See “Use of Non-GAAP Measures” below and the attached Pro Forma Consolidated Statements of Operations for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.
“Strong demand in the major industries we support enabled PeopleSupport to achieve excellent results in the third quarter,” said Lance Rosenzweig, PeopleSupport’s Chairman and Chief Executive Officer. “PeopleSupport has grown substantially and achieved numerous milestones and significant accomplishments over the past year since our IPO. During the most recent quarter, seven clients each generated over five percent of our revenues, three of which generated over ten percent of our revenues. Three of these seven were signed in 2004, including two travel and hospitality divisions of a Fortune 500 company, as well as a VoIP telecommunication provider.”
“Offshore outsourcing has become widely accepted by Corporate America, and the Philippines is now recognized as a premier location for BPO services,” continued Lance Rosenzweig. “PeopleSupport is well positioned to capitalize on these important trends. I am extremely pleased with the quality and accomplishments of our people. Our employee attrition rate, which was elevated in the second quarter, fell back to the low levels we achieved in prior years. We believe this highlights PeopleSupport’s positive work culture and the excellent career options for our people.”

Q3 2005 Financial Highlights
Revenues – For the third quarter of 2005, PeopleSupport reported record revenues of $16.3 million, as compared to $11.9 million in the third quarter of 2004 and $14.7 million in the second quarter of 2005, representing 37% growth over the prior year quarter and 11% growth over the second quarter of 2005. The increase was largely a result of quarterly increases in our core customer service management business across the major industries served by PeopleSupport, with clients in the travel and hospitality and telecommunications sectors showing the strongest growth. This growth was coupled with continued revenue growth coming from PeopleSupport’s accounts receivable management services business unit, which grew approximately 400% from the third quarter of 2004 though still representing less than five percent of total company revenues in third quarter 2005.
Cost of Revenues – During the third quarter of 2005, cost of revenues was $9.5 million, or 58% of revenues, as compared to $6.6 million, or 55% of revenues, in the third quarter of 2004, and $8.6 million, or 58% of revenues, in the second quarter of 2005. Our new leased, built-to-suit facility in Manila, the PeopleSupport Center, has added facility capacity in 2005 and these increased facility costs are estimated to account for most of the increase in Cost of Revenues of approximately 3% from the same quarter prior year and 1% increase from second quarter of 2005.
Selling, General and Administrative – For the third quarter of 2005, selling, general and administrative expense was $3.2 million, or 19% of revenues, as compared to $2.3 million, or 19% of revenues, in the third quarter of 2004 and $3.1 million, or 21% of revenues, in the second quarter of 2005.
Income from Operations – PeopleSupport’s third quarter 2005 operating income was $2.6 million, which includes combined MIP and non-cash, pre-IPO stock-based compensation charges of $0.3 million and public company costs and Sarbanes-Oxley compliance consulting costs of approximately $0.7 million. This compares with operating income of $2.0 million in the third quarter of 2004, which includes a non-cash, pre-IPO stock-based compensation charge of $0.5 million.
Net Income – Net income for the third quarter of 2005 was $5.5 million or $0.29 per diluted share, as compared with net income of $1.9 million or $0.14 per diluted share for the third quarter of 2004. During the third quarter of 2005, management determined that it was more likely than not that the company would continue to generate taxable income from its operations and be able to realize certain tax benefits arising from the use of its net operating loss carryforwards in the near future and as a result, reduced its tax valuation allowance and recognized a net income tax benefit of $2.6 million in the third quarter 2005. Net income, excluding MIP and non-cash, pre-IPO stock-based compensation charges of $0.3 million and the net income tax benefits of $2.6 million would have been $3.2 million or $0.17 per diluted share for the third quarter of 2005. For the third quarter of 2004, net income, excluding non-cash, pre-IPO stock-based compensation charges of $0.5 million, would have been $2.4 million or $0.18 per diluted share.
Cash Flow – Net cash provided by operating activities for the nine months ended September 30, 2005 was $14.3 million, as compared with $7.2 million for the same period in 2004. Net cash used in investing activities for the nine months ended September 30, 2005 was $28.3 million, driven by net purchases of marketable securities of $23.0 million, as compared with $6.0 million of cash used in investing in the same period 2004. Cash paid for capital expenditures was $5.8 million in the nine months ended September 30, 2005 as compared with $6.7 million in the same period in 2004.
As of September 30, 2005, PeopleSupport had cash and cash equivalents and marketable securities totaling $50.7 million. The company has no debt.
PeopleSupport employed 4,079 employees worldwide as of September 30, 2005.
Business Outlook
For the fourth quarter of 2005, the company expects revenues to be between $15.3 million and $15.8 million. For the same period, the company expects net income to be between $1.6 million and $1.8 million, and diluted earnings per share to be $0.09 to $0.10. Included in guidance are MIP and non-cash, pre-IPO stock-based compensation charges of $0.3 million or $0.01 on a diluted basis. The fourth quarter 2005 earnings per share is based on approximately 19.0 million shares on a diluted basis.
For the full year of 2005, the company expects revenues to be between $60.4 million and $60.9 million. For the same period, the company expects net income to be between $12.1 million and $12.3 million, and diluted earnings per share to be $0.64 to $0.65. Included in guidance are MIP and non-cash, pre-IPO stock-based compensation charges of $1.2 million or $0.07 on a diluted basis and a third quarter 2005 tax credit of $2.6 million or $0.14 on a diluted basis, with a net increase of $0.08 to diluted EPS based on approximately 18.9 million shares.
Conference Call with Management
PeopleSupport’s executive management will host a conference call for investors and all interested parties today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). The call will be broadcast over the Internet. To listen to the event via the Internet, please follow the instructions that will be available on the investor relations section of PeopleSupport’s website at www.peoplesupport.com. A replay of the conference call will be available on the company’s website for an extended period of time.
About PeopleSupport
PeopleSupport, Inc. (Nasdaq: PSPT), is a leading offshore business process outsourcing (BPO) provider that offers customer management, accounts receivable management and back office management services from its facilities in the Philippines. PeopleSupport is one of the largest outsourced service providers in the Philippines based on the size of its workforce, with approximately 4,000 college-educated, fluent English speaking Philippine personnel. Headquartered in Los Angeles, California, PeopleSupport provides services to clients in a variety of industries, including travel and hospitality, technology, telecommunications, retail, consumer products and financial services. For more information, visit www.peoplesupport.com.
PeopleSupport Press & Investor Contact:
Peter Hargittay
Marketing and Communications
PeopleSupport, Inc.
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com
Forward Looking Statements
Certain statements in this press release, including without limitation, those related to anticipated revenues, net income and earnings for the fourth quarter and full year ending December 31, 2005, expectations regarding expenses, industry and company trends, and market opportunities are forward looking. The company generally identifies forward-looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases or the negatives of such terms. The company bases these statements on management’s beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause anticipated results to differ include: the company’s dependence on a limited number of clients; negative public reaction to offshore outsourcing; unanticipated technological changes and requirements, including changes that reduce the demand for the company’s services; competitive conditions in the markets the company serves; the company’s ability to manage growth; risks associated with operations in the Philippines; changes in government regulations; and other risks identified from time-to-time in the company’s SEC filings. These forward-looking statements represent estimates and assumptions only as of the date they are made. The company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should review the risk factors described in reports and registration statements that the company files from time to time with the SEC.
Use of Non-GAAP Measures
The company uses certain financial measures of performance derived from consolidated financial information that are not prepared in accordance with generally accepted accounting principles, or GAAP, and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP measures include net income and net income per share before significant items that management considers outside the ordinary course of business, including required charges associated with the company’s 2002 management incentive plan as a result of its IPO, and non-

cash stock-based compensation charges relating to pre-IPO stock options issued at less than fair market value. The company uses this information to supplement its consolidated financial statements presented in accordance with GAAP. In management’s opinion, the adjustments described above are significant in the period and not reflective of the company’s actual or projected performance of operations for the following principal reasons: (i) charges under the management incentive plan were a result of the company’s IPO; and (ii) post-IPO the company has not granted, and does not plan to grant, any options with an exercise price that is less than fair market value. Management internally evaluates operating performance, in part, for historical and planning purposes by excluding these items. The company currently anticipates incurring charges related to payments under the management incentive plan and stock-based compensation charges of approximately $0.1 million and $0.2 million per quarter in 2005 and in subsequent years through 2008, as stock options and incentive plans interests vest.
Management believes these non-GAAP measures provide investors a useful comparison of period-to-period trends in the company’s core business. Management also uses these measures, and believes it is useful to investors, for evaluating growth relative to that of the company’s publicly reporting competitors. You should not construe the presentation of non-GAAP measures as an indication that the company’s future results will be unaffected by charges management considers to be outside the ordinary course of business. Additionally, non-GAAP measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analyzing results reported under GAAP. The accompanying tables present GAAP and non-GAAP results and a reconciliation between these financial measures.

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	September 30,
	2004	2005
ASSETS
Current assets:
Cash and cash equivalents	$41,583	$27,834
Restricted short-term cash equivalent	422	—
Marketable securities	—	22,895
Accounts receivable, net of allowance for doubtful accounts of $451 and $313	5,560	6,889
Investment in receivable portfolios	7	—
Deferred tax assets	668	1,472
Prepaid expenses and other current assets	1,633	1,624

Total current assets	49,873	60,714
Property and equipment, net	7,407	11,064
Deferred management incentive plan compensation	940	685
Deferred tax assets	6,161	7,940
Other long-term assets	699	1,200

Total assets	$65,080	$81,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,346	$2,352
Accrued payroll and payroll related	1,218	2,091
Accrued liabilities	1,309	2,294
Management incentive plan obligation	342	342
Deferred revenue	1,888	3,384
Other current liabilities	106	65

Total current liabilities	6,209	10,528
Management incentive plan obligation	684	684
Deferred rent	117	830
Other long-term liabilities	135	283

Total liabilities	7,145	12,325

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 87,000 shares; 18,015 and 18,241 shares issued and outstanding at December 31, 2004 and September 30, 2005, respectively	18	18
Additional paid-in capital	112,514	112,624
Accumulated deficit	(53,043)	(42,535)
Accumulated other comprehensive income	80	1
Deferred stock compensation	(1,634)	(830)

Total stockholders’ equity	57,935	69,278

Total liabilities and stockholders’ equity	$65,080	$81,603

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Revenues	$11,936	$16,317	$31,932	$45,112
Cost of revenues (exclusive of management incentive plan and depreciation expense shown below)	6,606	9,382	17,155	25,588
Management incentive plan – cost of revenues	—	68	—	204
Selling, general and administrative (exclusive of management incentive plan expense shown below)	2,306	3,139	6,727	8,905
Management incentive plan — selling, general and administrative	—	17	—	52
Depreciation and amortization	1,049	1,114	2,893	3,247
Restructuring charges	—	—	(22)	—

Income from operations	1,975	2,597	5,179	7,116
Interest income	(24)	(374)	(57)	(937)
Other expense	(1)	16	4	31

Income before benefit/provision for income taxes	2,000	2,955	5,232	8,022
Provision (benefit) for income taxes	68	(2,558)	171	(2,486)

Net income	1,932	5,513	5,061	10,508
Foreign currency translation adjustment	(5)	22	1	26
Unrealized loss on securities:
Unrealized holding gains (losses) arising during period	—	(85)	—	(97)

Comprehensive income	$1,927	$5,450	$5,062	$10,437

Basic earnings per share	$0.90	$0.30	$2.17	$0.58
Diluted earnings per share	$0.14	$0.29	$0.37	$0.56
Basic weighted average shares outstanding	2,136	18,220	2,330	18,130
Diluted weighted average shares outstanding	13,564	18,883	13,854	18,913

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2004	2005
OPERATING ACTIVITIES
Net income	$5,061	$10,508
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,893	3,247
Provision for doubtful accounts	29	(138)
Stock-based compensation	1,367	675
Reduction of excess accrual for restructuring	(22)	—
Amortization of deferred compensation costs	—	256
Gain on disposal of property and equipment	—	(6)
Net deferred income tax benefit	—	(2,583)
Changes in operating assets and liabilities:
Accounts receivable	(4,574)	(1,191)
Prepaid expenses and other assets	281	(2)
Other long-term assets	(444)	(504)
Accounts payable and accrued liabilities	1,993	2,519
Deferred revenue	648	1,496
Cash payments on restructuring reserve	(3)	—

Net cash provided by operating activities	7,229	14,277

INVESTING ACTIVITIES
Collections applied to principal of receivable portfolios	495	7
Purchases of property and equipment	(6,671)	(5,805)
Proceeds from sale of property and equipment	—	114
Purchases of marketable securities	—	2,000
Purchases of marketable securities	—	(28,600)
Maturities of marketable securities	—	3,600
Restricted cash equivalents	139	422

Net cash used in investing activities	(6,037)	(28,262)

FINANCING ACTIVITIES
Proceeds from the exercise of stock options	55	233
Repurchase of common stock	(1,350)	—
Proceeds from the exercise of warrants to purchase redeemable preferred stock	157	—
Public offering costs	(1,227)	—

Net cash provided by (used in) financing activities	(2,365)	233
Effect of exchange rate changes on cash	1	3

Net increase (decrease) in cash and cash equivalents	(1,172)	(13,749)
Cash and cash equivalents, beginning of period	12,151	41,583

Cash and cash equivalents, end of period	$10,979	$27,834

NON-CASH INVESTING ACTIVITIES
Unrealized holding losses on marketable securities	$—	$(97)
Construction in progress costs incurred but not paid	$—	$1,231

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid for the period	$—	$—
Taxes paid for the period	$392	$48

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Nine Months Ended September 30, 2005
		Adjustment relating to:
				Net tax benefit
				associated with net
				deferred tax
		Non-cash stock		valuation
		based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$45,112				$45,112
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	25,588	$(215)			25,373
Management incentive plan- cost of revenues	204		$(204)		—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	8,905	(460)			8,445
Management incentive plan- selling, general and administrative	52		(52)		—
Depreciation and amortization	3,247				3,247

Income from operations	7,116				8,047
Interest income	(937)				(937)
Other expense (income)	31				31

Income before benefit/provision for income taxes	8,022				8,953
(Benefit) provision for income taxes	(2,486)		3	2,584	101

Net income	$10,508				$8,852

Basic earnings per share	$0.58				$0.49
Diluted earnings per share	$0.56				$0.47

Basic weighted average shares outstanding	18,130				18,130
Diluted weighted average shares outstanding	18,913				18,913

	Nine Months Ended September 30, 2004
		Adjustment relating to:
				Net tax benefit
				associated with net
				deferred tax
		Non-cash stock		valuation
		based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$31,932				$31,932
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	17,155	$(444)			16,711
Management incentive plan- cost of revenues	—				—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	6,727	(923)			5,804
Management incentive plan- selling, general and administrative	—				—
Depreciation and amortization	2,893				2,893
Restructuring charges	(22)				(22)

Income from operations	5,179				6,546
Interest income	(57)				(57)
Other expense (income)	4				4

Income before provision for income taxes	5,232				6,599
Provision for income taxes	171				171

Net income	$5,061				$6,428

Basic earnings per share	$2.17				$2.76
Diluted earnings per share	$0.37				$0.46

Basic weighted average shares outstanding	2,330				2,330
Diluted weighted average shares outstanding	13,854				13,854

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2005
		Adjustment relating to:
				Net tax benefit
				associated with net
				deferred tax
		Non-cash stock		valuation
		based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$16,317				$16,317
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	9,382	$(66)			9,316
Management incentive plan- cost of revenues	68		$(68)		—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	3,139	(145)			2,994
Management incentive plan- selling, general and administrative	17		(17)		—
Depreciation and amortization	1,114				1,114

Income from operations	2,597				2,893
Interest income	(374)				(374)
Other expense (income)	16				16

Income before benefit/provision for income taxes	2,955				3,251
(Benefit) provision for income taxes	(2,558)		1	2,584	27

Net income	$5,513				$3,224

Basic Earnings per share	$0.30				$0.18
Diluted earnings per share	$0.29				$0.17

Basic weighted average shares outstanding	18,220				18,220
Diluted weighted average shares outstanding	18,883				18,883

	Three Months Ended September 30, 2004
		Adjustment relating to:
				Net tax benefit
				associated with net
				deferred tax
		Non-cash stock		valuation
		based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$11,936				$11,936
Cost of revenues (exclusive of depreciation expense shown below)	6,606	$(145)			6,461
Selling, general and administrative	2,306	(312)			1,994
Depreciation and amortization	1,049				1,049
Restructuring charges	—				—

Income from operations	1,975				2,432
Interest income	(24)				(24)
Other expense (income)	(1)				(1)

Income before provision for income taxes	2,000				2,457
Provision for income taxes	68				68

Net income	$1,932				$2,389

Basic earnings per share	$0.90				$1.12
Diluted earnings per share	$0.14				$0.18

Basic weighted average shares outstanding	2,136				2,136
Diluted weighted average shares outstanding	13,564				13,564

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2005
		Adjustment relating to:
				Net tax benefit
				associated with net
				deferred tax
		Non-cash stock		valuation
		based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$14,739				$14,739
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	8,483	$(69)			8,414
Management incentive plan- cost of revenues	68		$(68)		—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	3,102	(148)			2,954
Management incentive plan- selling, general and administrative	17		(17)		—
Depreciation and amortization	1,117				1,117

Income from operations	1,952				2,254
Interest income	(326)				(326)
Other expense (income)	6				6

Income before provision for income taxes	2,272				2,574
Provision for income taxes	33		1		34

Net income	$2,239				$2,540

Basic earnings per share	$0.12				$0.14
Diluted earnings per share	$0.12				$0.13

Basic weighted average shares outstanding	18,144				18,144
Diluted weighted average shares outstanding	18,909				18,909

	Three Months Ended June 30, 2004
		Adjustment relating to:
				Net tax benefit
				associated with net
				deferred tax
		Non-cash stock		valuation
		based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$10,445				$10,445
Cost of revenues (exclusive of depreciation expense shown below)	5,922	$(153)			5,769
Selling, general and administrative	2,174	(316)			1,858
Depreciation and amortization	1,048				1,048
Restructuring charges	(22)				(22)

Income from operations	1,323				1,792
Interest income	(19)				(19)
Other expense (income)	—				—

Income before provision for income taxes	1,342				1,811
Provision for income taxes	52				52

Net income	$1,290				$1,759

Basic earnings per share	$0.57				$0.77
Diluted earnings per share	$0.09				$0.13

Basic weighted average shares outstanding	2,278				2,278
Diluted weighted average shares outstanding	13,819				13,819